Exhibit 99.1

1155 Rene-Levesque Boulevard West, Suite 2720
Montreal, Quebec, H3B 2J6
T(514) 337-2447 // F(514) 337 0985

Avensys' Intelligent Bubbler System Selected by Hydro-Québec for Critical Water Level Measurement Applications

Development of System Result of Successful Collaboration between Avensys and Hydro-Québec

Montreal, July 29, 2005 - Avensys Inc., a wholly-owned subsidiary of Manaris Corporation (OTCBB: CCHI) (Frankfurt WKN: 255471), announced today that its Intelligent Bubbler System has been selected by Hydro-Québec for certain critical water level measurement applications. Avensys and Hydro-Québec, one of North America's preeminent energy producers and distributors, collaborated in the development of the system.

This joint effort has led to the successful introduction of the Intelligent Bubbler System, which is the most technologically advanced bubbler currently on the market. Water reserves are critical assets for hydro-electricity applications and this system can help producers secure accurate and timely information on their electricity generating capacities.

"Working in concert with Hydro-Québec has permitted Avensys to accelerate the development of our breakthrough system, and this first large order from Hydro-Québec marks the successful fruition of a very important collaboration," said Martin d'Amours, President and CEO of Avensys. "Our Intelligent Bubbler System has passed a series of very demanding tests with flying colors, and we anticipate that it will prove to be in great demand for a number of hydrology applications throughout the world."

Avensys' Intelligent Bubbler System is an automated system used to measure the level of both surface and ground water. The System can also be used for industrial applications to remotely measure levels of liquids in tanks and reservoirs as well as for critical hydrological applications like flood prevention. While single-tube bubblers have existed for many years, Avensys' multi-tube bubbler, which is based on a patent owned by Hydro-Québec and features proprietary, state-of-the-art software, adds a significant level of precision and reliability.

About Avensys Inc.
Avensys is an industry leader in risk management monitoring solutions for various environments, infrastructures and commercial and industrial buildings. Its reputation has been built on a highly successful track record in solving environmental monitoring problems, from micro scale in-building sensing systems, to the real time monitoring of physical variables or chemical levels, to macro scale wireless landslide and flood warning systems.

The solutions Avensys has developed employ a wide range of technologies, including Optical Fiber Sensing Technology. As a pioneer in the development of fiber based sensors, Avensys also possesses leading edge intellectual property. For more information, please visit www.avensys.com.

About Manaris Corporation
Through its wholly-owned subsidiaries, Manaris Corporation offers a comprehensive suite of enterprise risk management services and solutions. C-Chip North America specializes in the high-tech sector of the security industry, with technology that allows business users to efficiently access, control, manage and monitor remote assets at low costs. Avensys enables businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures. Canadian Security Agency (2004) Inc. and Chartrand Laframboise Investigation provide corporations and institutions with security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises.

By combining both traditional security services and advanced monitoring technology, Manaris sets the industry standard for integrated, end-to-end risk management solutions.

Contacts:

Mr. Martin d'Amours
President and CEO
Avensys Inc.
514 428 6766 ex 222
mdamours@avensys.ca

Mr. Stéphane Solis
President and CEO
Manaris Corporation
514 337 2447
ssolis@c-chip.com

Linda Farha
Zenergy Communications
514 273 4034

linda@zenergycom.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and Manaris Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and Manaris Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.